                TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT

     This agreement (the "Agreement") is made as of September 7, 2010, by and between the trusts or corporations acting on behalf of their series all as listed on Schedule A hereto (as the same may from time to time be amended to add or delete one or more series of such trusts or corporations) (each such trust and corporation being hereinafter referred to as a "Trust" and each series of a Trust, if any, being hereinafter referred to as a "Fund" with respect to that Trust, but for any Trust that does not have any separate series, then any reference to the "Fund" is a reference to that Trust), and Columbia Management Investment Services Corp., a Minnesota corporation ("CMISC").

     WHEREAS, each Trust is a registered investment company and desires that CMISC perform certain services for the Funds; and

     WHEREAS, CMISC is willing to perform such services upon the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

     1. Appointment. Each Trust hereby appoints CMISC to act as Transfer Agent and Dividend Disbursing Agent for the Funds, and CMISC accepts such appointments and will perform the respective duties and functions of such appointments, and also agrees to act as agent for the Funds' shareholders in connection with the shareholder plans and services described in paragraphs 12 and 13, below, in the manner hereinafter set forth.

     2. Compensation. Each Trust shall pay to CMISC, or to such person(s) as CMISC may from time to time instruct, for services rendered and costs incurred in connection with the performance of duties hereunder, such compensation and reimbursement as may from time to time be approved by the Board of Trustees/Directors (the "Board") of the Trust.

     Schedule B hereto sets forth the compensation and reimbursement arrangements to be effective as of the date of this Agreement, and the treatment of all interest earned with respect to balances in the accounts maintained by CMISC referred to in paragraphs 5, 9 and 10 of this Agreement, net of any charges imposed by the bank(s) at which CMISC maintains such accounts.

     3. Copies of Documents. Each Trust will furnish CMISC with copies of the following documents: the Declaration of Trust of the Trust and all amendments thereto; and the Trust's registration statement (the "Registration Statement") as in effect on the date hereof under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all amendments or supplements thereto hereafter filed. The prospectus(es) and statement(s) of additional information contained in each such Registration Statement, as from time to time amended and supplemented, together are herein collectively referred to as the "Prospectus."

     4. Lost or Destroyed Certificates. In case of the alleged loss or destruction of any shareholder certificate, no new certificate shall be issued in lieu thereof. CMISC shall cancel such lost or destroyed certificate, and, provided that the purported holder of such lost or destroyed certificate furnishes to CMISC an affidavit of loss of the shares represented by such lost or destroyed certificate in a form satisfactory to CMISC, supported by an appropriate bond satisfactory to CMISC and the Trust and issued by a surety company satisfactory to CMISC, CMISC shall reflect the ownership by such holder of the shares represented by such lost or destroyed certificate in its book entry system.

     5. Receipt of Funds for Investment. CMISC will maintain one or more accounts with its cash management bank into which it will deposit funds payable to CMISC as agent for, or otherwise identified as being for the account of, each Fund or its principal underwriter (the "Distributor"), prior to crediting such funds to the respective accounts of the Fund and the Distributor. Thereafter, CMISC will determine the amount of any such funds due a Fund (equal to the number of Fund shares sold by the Fund computed pursuant to paragraph 6 hereof, multiplied by the net asset value of a Fund share (calculated as described in the Prospectus) next determined after receipt of such purchase order) and due the Distributor (equal to the sales charge applicable to such sale computed pursuant to paragraph 8 hereof), respectively, deposit the portion due the Distributor in an account as may from time to time be designated by the Distributor, deposit the net amount due the Fund in the Fund's account with its custodian (the "Custodian"), notify the Distributor (such notification to the Distributor to include the amount of such sales charge to be remitted by the Distributor to any dealer participating in the sale, computed pursuant to paragraph 8 hereof) and the Fund, respectively, of such deposits, such notification to be given as soon as practicable on the next business day stating the total amount deposited to said accounts during the previous business day. Such notification shall be in writing.

     6. Shareholder Accounts. Upon receipt of any funds referred to in paragraph 5 hereof, CMISC will compute the number of shares purchased by the shareholder according to the net asset value of Fund shares next determined after such receipt less any applicable sales charge, calculated pursuant to paragraph 8 hereof; and

          (a) in the case of a new shareholder, open and maintain an open account for such shareholder in the name or names set forth in the subscription application form;

          (b) send to the shareholder a confirmation indicating the amount of full and fractional shares purchased (in the case of fractional shares, rounded to three decimal places) and the price per share; and

          (c) in the case of a request to establish an accumulation plan, withdrawal plan, group plan or other plan or program being offered by the Fund's Prospectus, open and maintain such plan or program for the shareholder in accordance with the terms thereof;

all subject to any reasonable instructions which the Distributor or a Trust may give to CMISC with respect to rejection of orders for shares and in accordance with the Prospectus.

     7. Unpaid Checks. In the event that any check or other order for payment of money on the account of any shareholder or new investor is returned for any reason, CMISC will take such steps, including imposition of a reasonable processing or handling fee on such shareholder or investor, as CMISC may, in CMISC's discretion, deem appropriate, or as a Trust or the Distributor may instruct CMISC.

     8. Sales Charge. In computing the number of shares to credit to the account of a shareholder pursuant to paragraph 6 hereof, CMISC will calculate applicable sales charges, commissions or other amounts, if any, with respect to each purchase as set forth in the Prospectus and in accordance with any notification filed with respect to combined and accumulated purchases. CMISC will also determine the portion of each sales charge, commission or other amount, if any, payable by the Distributor to the dealer participating in the sale in accordance with such schedules as are from time to time delivered by the Distributor to CMISC.

     9. Dividends and Distributions. Each Trust will promptly notify CMISC of the declaration of any dividend or distribution with respect to shares of Funds of such Trust, the amount of such dividend or distribution, the date each such dividend or distribution shall be paid, and the record date for determination of shareholders entitled to receive such dividend or distribution. As Dividend Disbursing Agent, CMISC will, on or before the payment date of any such dividend or distribution, notify the Custodian of the estimated amount of cash required to pay such dividend or distribution, and each Trust agrees that on or before the mailing date of such dividend or distribution it will instruct the Custodian to make available to CMISC sufficient funds therefor in a dividend and distribution account maintained by CMISC with the Custodian. As Dividend Disbursing Agent, CMISC will prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and, in the case of shareholders entitled to receive additional shares by reason of any such dividend or distribution, CMISC will make or cause to be recorded appropriate credits to their accounts and prepare and mail to shareholders a confirmation statement. CMISC will replace lost or stolen checks issued to a shareholder upon receipt of proper notification and will maintain any stop payment order against the lost or stolen checks, subject to the imposition of a reasonable processing or handling fee on such shareholder, as CMISC may, in CMISC's discretion, deem appropriate, or as each Trust or the Distributor may instruct CMISC.

     10. Repurchase and Redemptions. CMISC will receive and stamp with the date of receipt all requests delivered to CMISC for repurchase or redemption of shares and CMISC will process such repurchases as agent for the Distributor and such redemptions as agent for each Trust as follows, all in accordance with the terms and procedures set forth in the Fund's Prospectus:

          (a) If such request complies with standards for repurchase or redemption approved from time to time by the Trust, CMISC will, on or prior to the seventh calendar day succeeding the receipt of any such request for repurchase or redemption in good order, deposit any contingent deferred sales charge ("CDSC") due the Distributor in its account with such bank as may from time to time be designated by the Distributor and pay to the shareholder from funds deposited by the Trust from time to time in a repurchase and redemption account maintained by CMISC with its cash management bank, the appropriate repurchase or redemption price, as the case may be, as set forth in the Prospectus;

          (b) If such request does not comply with said standards for repurchase or redemption as approved by the Trust, CMISC will promptly notify the shareholder of such fact, together with the reason therefor, and shall effect such repurchase or redemption at the price in effect at the time of receipt of documents complying with said standards, or, in the case of a repurchase, at such other time as the Distributor, as agent for the Trust, shall so direct; and

          (c) CMISC shall notify the Trust and the Distributor as soon as practicable on each business day of the total number of Fund shares covered by requests for repurchase or redemption that were received by CMISC in proper form on the previous business day, and shall notify the Distributor of deposits to its account with respect to any CDSC, each such notification to be confirmed in writing.

     11. Exchanges and Transfers. Upon receipt by CMISC of a request to exchange Fund shares held in a shareholder's account for shares of another Fund, CMISC will verify that the exchange request is made by authorized means and that the requested exchange is in accordance with the Trust's applicable policies and will process a redemption and corresponding purchase of shares in accordance with each Trust's redemption and purchase policies and in accordance with the redemption and purchase provisions of this Agreement. Upon receipt by CMISC of a request to transfer Fund shares accompanied by such endorsements, instruments of assignment or evidence of succession as CMISC may require and further accompanied by payment of any applicable transfer taxes, and satisfaction of any conditions contained in the Trust's Declaration of Trust, By-Laws, and Prospectus, CMISC will record the transfer of ownership of such shares in the appropriate records and will process the transfer in accordance with the Trust's transfer policies and will open an account for the transferee, if a new shareholder, in accordance with the provisions of this Agreement.

     12. Systematic Withdrawal Plans. CMISC will administer systematic withdrawal plans pursuant to the provisions of withdrawal orders duly executed by shareholders and the relevant Fund's Prospectus. Payments upon such withdrawal orders shall be made by CMISC from the appropriate account maintained by the Trust with the Custodian. Prior to each payment date, CMISC will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the relevant Fund's Prospectus.

     13. Letters of Intent and Other Plans. CMISC will process such letters of intent for investing in Fund shares as are provided for in the Prospectus, and CMISC will act as escrow agent pursuant to the terms of such letters of intent duly executed by shareholders. CMISC will make appropriate deposits to the account of the Distributor for the adjustment of sales charges as therein provided and will concurrently report the same to the Distributor, it being understood, however, that computations of any adjustment of sales charges shall be the responsibility of the Distributor or the Trust. CMISC will process such accumulation plans, group programs and other plans or programs for investing in shares as are provided for in the Prospectus. In connection with any such plan or program, and with systematic withdrawal plans described in paragraph 12 hereof, CMISC will act as plan agent for shareholders and in so acting shall not be the agent of the Trust.

     14. Tax Forms and Reports. CMISC will prepare, file with the Internal Revenue Service and with any other foreign, federal, state or local governmental agency which may require such filing, and, if required, mail to shareholders such forms and reports for reporting dividends and distributions paid by the Funds as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, and CMISC will withhold from distributions to shareholders such sums as are required to be withheld under applicable foreign, federal and state income tax laws, rules and regulations.

     15. Record Keeping. CMISC will maintain records, which at all times will be the property of each respective Trust and available for inspection by the Trust and Distributor, showing for each shareholder's account the following:

          (a) Name, address and United States taxpayer identification or Social Security number, if provided (or amounts withheld with respect to dividends and distributions on shares if a taxpayer identification or Social Security number if not provided);

          (b) Number of shares held and number of shares for which certificates have been issued;

          (c) Historical information regarding the account of each shareholder, including dividends and distributions paid, if any, and the date and price for all transactions on a shareholder's account;

          (d) Any stop or restraining order placed against a shareholder's account;

          (e) Information with respect to withholdings of taxes on dividends paid to foreign accounts; and

          (f) Any instruction as to letters of intent, record address, and any correspondence or instructions or privileges (such as a telephone exchange privilege), relating to the maintenance of a shareholder's account.

     In addition, CMISC will keep and maintain on behalf of each respective Trust all records which the Trust or CMISC is required to keep and maintain pursuant to any applicable statute, rule or regulation, including without limitation, Rules 17Ad-6 and 17Ad-7 under the Securities Exchange Act of 1934, and Rule 31(a)-1 under the Investment Company Act of 1940, relating to the maintenance of records in connection with the services to be provided hereunder.

     16. Other Information Furnished. CMISC will furnish to each Trust and the Distributor or to third parties at their direction, such as the Trust's Blue Sky service provider, such other information, including shareholder lists and statistical information as may be agreed upon from time to time between CMISC and the Trust. CMISC shall notify a Trust of any request or demand to inspect the share records books of the Trust and will act upon the instructions of the Trust as to permitting or refusing such inspection. CMISC will also provide reports pertaining to the services provided under this Agreement as the Trust or its Board may reasonably request.

     17. Shareholder Inquiries. CMISC will respond promptly to written correspondence from shareholders, registered representatives of broker-dealers engaged in selling Fund shares, the Trust and the Distributor relating to its duties hereunder, and such other correspondence or communications as may from time to time be mutually agreed upon between CMISC and each Trust. CMISC also will respond promptly to telephone inquiries from shareholders with respect to existing accounts.

     18. Communications to Shareholders and Meetings. CMISC will determine all shareholders entitled to receive, and will address and mail, all communications by a Trust to its shareholders, including annual and semi-annual reports to shareholders, proxy material for meetings of shareholders, dividend notifications, and other periodic communications to shareholders. CMISC will receive, examine and tabulate returned and completed proxy cards for meetings of shareholders and certify the vote to the Trust.

     19. Other Services. If and as requested by the Trust (and as mutually agreed upon by the parties as to any reasonable out-of-pocket expenses), CMISC shall provide any additional related services, including but not limited to services pertaining to escheatments, abandoned property, garnishment orders, bankruptcy and divorce proceedings, Internal Revenue Service or state tax authority tax levies and summonses, and U.S. Treasury Office of Foreign Assets Control and all matters relating to the foregoing.

     20. Insurance. CMISC will maintain adequate insurance coverage with respect to the services provided under this Agreement, and will not allow such insurance coverage to lapse, without the prior written consent of each Trust.

     21. Service Levels. CMISC agrees to report to the Board of each Trust on the nature and quality of the services it provides to the Funds under this Agreement, as may be requested by the Board from time to time.

     22. Duty of Care and Indemnification. CMISC will at all times use reasonable care and act in good faith in performing its duties hereunder. CMISC will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including without limitation, acts of civil or military authority, national or state emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply, so long as CMISC maintains comprehensive business continuity plans and procedures pursuant to Section 29 hereof.

     CMISC may rely on certifications of the Secretary, any Assistant Secretary, the President, any Vice President, the Treasurer or any Assistant Treasurer of a Trust as to proceedings or facts in connection with any action taken by the shareholders or the Board of that Trust, and upon instructions not inconsistent with this Agreement from the President, any Vice President, the Treasurer or any Assistant Treasurer of that Trust. CMISC may seek from counsel for a Trust, at the Trust's expense, or its own counsel for advice whenever it appropriate. With respect to any action reasonably taken on the basis of such certifications or instructions or in accordance with the advice of counsel for a Trust, the Trust will indemnify and hold harmless CMISC from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses), provided that such certifications or instructions are not provided by an employee of CMISC or any affiliate of CMISC.

     Each Trust will indemnify CMISC against and hold CMISC harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) arising out of or in connection with any material breach by a Trust of any provision of this Agreement provided that such claim, demand, action or suit is not the result of CMISC's bad faith or negligence.

     In any case in which a Trust may be asked to indemnify or hold harmless CMISC, CMISC shall advise the Trust of all pertinent facts concerning the situation giving rise to the claim or potential claim for indemnification, and CMISC shall use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification.

     23. Employees. CMISC is responsible for the employment, control and conduct of its agents and employees and for injury or harm to such agents or employees or to others caused by such agents or employees. CMISC assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

     24. AML/CIP. CMISC agrees to use its best efforts to provide anti-money laundering services to each Trust and to operate the Trust's customer identification program, in each case in accordance with the written procedures developed by CMISC and adopted or approved by the Board of the Trust and with applicable law and regulation. CMISC further agrees to cooperate with any request from examiners or other personnel of U.S. Government agencies having jurisdiction over the Trust for information and records relating to the anti-money laundering procedures or services and consents to inspection by such examiners or other personnel for this purpose.

     25. Termination. This Agreement shall continue indefinitely until terminated (with respect to any Trust) by not less than sixty (60) days' written notice given by the Trust to CMISC or by six (6) months' written notice given by CMISC to the Trust. Upon termination hereof, the relevant Trust shall pay such compensation as may be due to CMISC as of the date of such termination.

     26. Successors. In the event that in connection with termination of this Agreement a successor to any of CMISC's duties or responsibilities hereunder is designated by a Trust by written notice to CMISC, CMISC shall promptly, at the expense of the Trust, transfer to such successor a certified list of the shareholders of the Funds (with name, address and taxpayer identification or Social Security number), the historical record of the account of each shareholder and the status thereof, and all other relevant books, records, correspondence and other data established or maintained by CMISC under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which CMISC has maintained the same, the Trust shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from CMISC's personnel in the establishment of books, records and other data by such successor. CMISC shall be entitled to reasonable compensation and reimbursement of its out-of-pocket expenses in respect of assistance provided in accordance with the preceding sentence, unless such termination resulted from a material breach of this Agreement by CMISC or was caused by CMISC. Also, in the event of the termination of this Agreement, to the extent permitted by the agreements or licenses described below, CMISC shall, if requested by the officers on behalf of the Board of the Trust, use reasonable efforts to assign to the Trust, or its designee, such portion of its rights under any existing agreements to which it is a party and pursuant to which it has a right to have access to data processing capability in connection with the services contemplated by this Agreement and under any licenses to use third-party software in connection with the services contemplated by this Agreement and under any licenses to use third-party software in connection therewith as is applicable to the Trust, and in connection with such assignment shall grant to the assignee an irrevocable right and license or sublicenses, on a non-exclusive basis, to use any software used in connection therewith and, on an exclusive basis, any proprietary rights or interest which it has under such agreements or licenses.

     27. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by CMISC under this Agreement, CMISC may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Board of a Trust, make use of (i) its affiliated companies and their directors, trustees, officers and employees and (ii) subcontractors selected by it, with the understanding that there shall be no diminution in the quality or level of services provided to the Trust, and provided that CMISC shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided in this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by CMISC or such parties, except to the extent specifically provided otherwise in this Agreement.

     28. Confidentiality. CMISC agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Trust all records and other information relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties under this Agreement, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where CMISC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust. Furthermore, CMISC will implement procedures reasonably designed to safeguard information in accordance with the Fund's privacy policy as adopted by the Board and with applicable laws and regulations.

     29. Compliance. CMISC agrees to comply with all applicable federal, state and local laws and regulations, codes, orders, self-regulatory organization guidelines or regulations, and government rules in the performance of its duties under this Agreement. CMISC agrees to provide each Trust with such certifications, reports and other information, and reasonable access to appropriate personnel and facilities, as the Trust may reasonably request from time to time to assist it in complying with, and monitoring for compliance with, applicable laws, rules and regulations. CMISC will implement, test and maintain comprehensive business continuity plans and procedures as appropriate to provide uninterrupted services to the Trust pursuant to this Agreement. Notwithstanding anything else in this Agreement, CMISC will perform all services covered by the Agreement in a manner so as to conform with the procedures and arrangements described in the Fund's Prospectus.

     30. Market Timing. CMISC will assist other service providers of the Trust as necessary in the implementation of the Trust's market timing policy adopted by the Board, as set forth in the Fund's Prospectus. Furthermore, to the extent applicable, CMISC will carry out its obligations set forth in the Fund's Compliance Program concerning the implementation and administration of policies and procedures relating to Rule 22c-2 under the 1940 Act.

     31. Miscellaneous. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

     The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be amended or modified only by a written document signed by both parties hereto. All provisions regarding indemnification, liability, and limits thereon, and confidentiality shall survive the termination of this Agreement. This Agreement, including the attached Schedules, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and incorporates, merges and supersedes any and all prior understandings and communications, whether written or oral, with respect to such subject matter.

     A copy of the Agreement and Declaration of Trust of the Trusts that are organized as Massachusetts business trusts are on file with the Secretary of the Commonwealth of Massachusetts, and CMISC acknowledges that this Agreement is executed on behalf of each Trust by an officer thereof in his or her capacity as an officer thereof and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers, employees, agents or shareholders of the Trusts individually, but are binding solely upon the assets and property of the Trusts. CMISC further acknowledges that the assets and liabilities of each Fund that is a series of a Trust are separate and distinct and that the obligations of or arising out of this Agreement with respect to each Fund that is a series of a Trust are binding solely upon the assets or property of such Fund. CMISC also agrees that obligations of or arising out of this Agreement with respect to each Fund that is a series of a Trust shall be several and not joint, in accordance with its proportionate interest hereunder, and agrees not to proceed (by way of claim, set-off or otherwise) against any Fund for the obligations of another Fund.

             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EACH TRUST DESIGNATED IN SCHEDULE A,
on behalf of their respective series
listed on Schedule A


By: /s/ J. Kevin Connaughton
    ---------------------------------
Name: J. Kevin Connaughton
Title: President


COLUMBIA MANAGEMENT INVESTMENT
SERVICES CORP.


By: /s/ Steve Welsh
    ---------------------------------
Name: Steve Welsh
Title: President

                Transfer and Dividend Disbursing Agent Agreement

                                   SCHEDULE A
                             As of September 7, 2010

                        TRUST                                                     FUNDS
-----------------------------------------------------   --------------------------------------------------------
RIVERSOURCE BOND SERIES, INC.                           RiverSource Limited Duration Bond Fund
                                                        RiverSource Income Opportunities Fund
                                                        RiverSource Inflation Protected Securities Fund
                                                        RiverSource Floating Rate Fund
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST                 RiverSource California Tax-Exempt Fund
RIVERSOURCE DIMENSIONS SERIES, INC.                     RiverSource Disciplined Small and Mid Cap Equity Fund
                                                        RiverSource Disciplined Small Cap Value Fund
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.             RiverSource Diversified Bond Fund
RIVERSOURCE EQUITY SERIES, INC.                         RiverSource Mid Cap Growth Fund
RIVERSOURCE GLOBAL SERIES, INC.                         RiverSource Global Bond Fund
                                                        RiverSource Emerging Markets Bond Fund
                                                        RiverSource Absolute Return Currency and  Income Fund
                                                        Threadneedle Emerging Markets Fund
                                                        Threadneedle Global Equity Fund
                                                        Threadneedle Global Equity Income Fund
                                                        Threadneedle Global Extended Alpha Fund
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.              RiverSource Short Duration U.S. Government Fund
                                                        RiverSource U.S. Government Mortgage Fund
RIVERSOURCE GOVERNMENT MONEY MARKET FUND, INC.
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.              RiverSource High Yield Bond Fund
RIVERSOURCE INCOME SERIES, INC.                         RiverSource Income Builder Basic Income  Fund
                                                        RiverSource Income Builder Moderate Income Fund
                                                        RiverSource Income Builder Enhanced Income Fund
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.         RiverSource Partners International Select Growth Fund
                                                        RiverSource Partners International Select Value Fund
                                                        RiverSource Partners International Small Cap Fund

                Transfer and Dividend Disbursing Agent Agreement

RIVERSOURCE INTERNATIONAL SERIES, INC.                  RiverSource Disciplined International Equity Fund
                                                        Threadneedle Asia Pacific Fund
                                                        Threadneedle International Opportunity Fund
                                                        Threadneedle European Equity Fund
RIVERSOURCE INVESTMENT SERIES, INC.                     RiverSource Diversified Equity Income Fund
                                                        RiverSource Mid Cap Value Fund
                                                        RiverSource Balanced Fund
                                                        RiverSource Disciplined Large Cap Growth Fund
                                                        RiverSource Disciplined Large Cap Value Fund
RIVERSOURCE LARGE CAP SERIES, INC.                      RiverSource Disciplined Equity Fund
RIVERSOURCE MANAGERS SERIES, INC.                       RiverSource Partners Fundamental Value Fund
                                                        RiverSource Partners Small Cap Value Fund
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.               RiverSource Small Company Index Fund
                                                        RiverSource S&P 500 Index Fund
                                                        RiverSource Portfolio Builder Conservative Fund
                                                        RiverSource Portfolio Builder Moderate Fund
                                                        RiverSource Portfolio Builder Moderate Conservative Fund
                                                        RiverSource Portfolio Builder Moderate Aggressive Fund
                                                        RiverSource Portfolio Builder Aggressive Fund
                                                        RiverSource Portfolio Builder Total Equity Fund
RIVERSOURCE MONEY MARKET SERIES, INC.                   RiverSource Cash Management Fund
RIVERSOURCE SECTOR SERIES, INC.                         RiverSource Dividend Opportunity Fund
                                                        RiverSource Real Estate Fund
RIVERSOURCE SELECTED SERIES, INC.                       RiverSource Precious Metals and Mining Fund
RIVERSOURCE SERIES TRUST                                RiverSource Recovery and Infrastructure Fund
                                                        RiverSource Retirement Plus 2010 Fund
                                                        RiverSource Retirement Plus 2015 Fund
                                                        RiverSource Retirement Plus 2020 Fund
                                                        RiverSource Retirement Plus 2025 Fund
                                                        RiverSource Retirement Plus 2030 Fund
                                                        RiverSource Retirement Plus 2035 Fund
                                                        RiverSource Retirement Plus 2040 Fund
                                                        RiverSource Retirement Plus 2045 Fund
                                                        RiverSource 120/20 Contrarian Equity Fund
RIVERSOURCE SHORT TERM INVESTMENTS SERIES, INC.         RiverSource Short-Term Cash Fund

                Transfer and Dividend Disbursing Agent Agreement

RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.           RiverSource Strategic Allocation Fund
                                                        RiverSource Strategic Income Allocation Fund
RIVERSOURCE STRATEGY SERIES, INC.                       RiverSource Equity Value Fund
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST             RiverSource Minnesota Tax-Exempt Fund
                                                        RiverSource New York Tax-Exempt Fund
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.              RiverSource Tax-Exempt High Income Fund
RIVERSOURCE TAX-EXEMPT SERIES, INC.                     RiverSource Intermediate Tax-Exempt Fund
                                                        RiverSource Tax-Exempt Bond Fund
SELIGMAN CAPITAL FUND, INC.
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
SELIGMAN FRONTIER FUND, INC.
SELIGMAN GLOBAL FUND SERIES, INC.                       Seligman Global Technology Fund
SELIGMAN GROWTH FUND, INC.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.          RiverSource LaSalle Global Real Estate Fund
                                                        RiverSource LaSalle Monthly Dividend Real Estate Fund
SELIGMAN MUNICIPAL FUND SERIES, INC.                    Seligman National Municipal Class (National Fund)
                                                        Seligman Minnesota Municipal Class (Minnesota Fund)
                                                        Seligman New York Municipal Class (New York Fund)
SELIGMAN MUNICIPAL SERIES TRUST                         Seligman California Municipal High-Yield Series
                                                        Seligman California Municipal Quality Series
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.             Seligman TargETFund 2045
                                                        Seligman TargETFund 2035
                                                        Seligman TargETFund 2025
                                                        Seligman TargETFund 2015
                                                        Seligman TargETFund Core
SELIGMAN VALUE FUND SERIES, INC.                        Seligman Large-Cap Value Fund
                                                        Seligman Smaller-Cap Value Fund
SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.

                Transfer and Dividend Disbursing Agent Agreement

TRI-CONTINENTAL CORPORATION
SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.

                Transfer and Dividend Disbursing Agent Agreement

                                   SCHEDULE B

Payments under the Agreement to CMISC shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred.

Transfer agency costs are calculated separately for each of (i) Class Y shares,
(ii) Class R4 and R5 shares, and (iii) all other classes of shares (except Class I, which pay no transfer agency fees). Each Fund shall pay to CMISC for the services to be provided by CMISC under the Agreement an amount equal to the sum of the following:

     i) An annual fee of $12.08 per account (excluding Class I share accounts); PLUS

     ii) The Fund's Allocated Share of CMISC Reimbursable Out-of-Pocket Expenses (allocated among the Fund's classes (other than Class I shares) based on the number of open accounts); PLUS EITHER

     iii) Payments relating to Sub-Transfer Agency Fees (for all classes other than Class I, R4, R5 or Y) for each position held in an omnibus account (i) for which American Enterprise Investment Services, Inc. is the broker of record or with respect to which the beneficial shareholder is a customer of Ameriprise Financial Services, Inc., at the rate of $16 per annum, calculated monthly based on the total number of positions in such account at the end of such month; and (ii) for all other accounts, subject to an annual limitation of 0.20% of the average aggregate value of the fund's shares maintained in such omnibus accounts; OR

     iv) Reimbursement of Sub-Transfer Agency Fees (for Class R3, Class R4 and Class R5) subject to an annual limitation of 0.05% of the net assets attributable to such shares.

In addition, CMISC shall be entitled to retain as additional compensation for its services all CMISC revenues for fees for wire, telephone, and redemption orders, IRA trustee agent fees and account transcripts due CMISC from shareholders of the Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement. CMISC shall also be entitled to retain any small account fees as specified in the Prospectus, although the fees otherwise payable under the Agreement shall be reduced by the amount of such small account fees.

All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Funds' independent accountants.

Definitions

     "Allocated Share" for any month means that percentage of CMISC Reimbursable Out-of-Pocket Expenses which would be allocated to a Fund for such month in accordance with the methodology described below under the heading "Methodology of Allocating CMISC Reimbursable Out-of-Pocket Expenses."

                Transfer and Dividend Disbursing Agent Agreement

     "CMISC Reimbursable Out-of-Pocket Expenses" means (i) networking account fees paid to dealer firms by CMISC on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, subject to a maximum annual rate of 0.20% of the average aggregate value of the Fund's shares maintained in networked accounts of each dealer firm, and (ii) out-of-pocket expenses incurred on behalf of the Funds by CMISC for stationery, forms, postage and similar items and those expenses identified as "Out-of-Pocket Expenses" below.

     "Out-of-Pocket Expenses" also include, but are not limited to, the following items:

          *    Printing costs, including envelopes, checks and stationery

          *    Postage bulk, pre-sort, ZIP+4, barcoding, first class

          * Telephone and telecommunication costs, including all lease, maintenance and line costs

          *    Proxy solicitations, mailings and tabulations

          *    Daily & Distributions advice mailings

          *    Implementing, monitoring or processing any Stop Orders

          *    Shipping, Certified and Overnight mail and insurance

          *    Year-end forms and mailings

          *    Duplicating services

          *    Courier services

          * National Securities Clearing Corporation charges related to fund transactions

          * At the request, or with the consent of the Trust, such other miscellaneous expenses reasonably incurred by CMISC in performing its duties and responsibilities under this Agreement.

     The Funds agree that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with CMISC. In addition, the Funds will promptly reimburse CMISC for any other unscheduled expenses incurred by CMISC whenever the Funds and CMISC mutually agree that such expenses are not otherwise properly borne by CMISC as part of its duties under the Agreement.

                Transfer and Dividend Disbursing Agent Agreement

Methodology of Allocating CMISC Reimbursable Out-of-Pocket Expenses

CMISC Reimbursable Out-of-Pocket Expenses are allocated to the Funds as follows:

          A.   Identifiable     Based on actual services performed and invoiced
                                to a Fund.

          B.   Unidentifiable   Allocation will be based on three evenly
                                weighted factors.

                                -    number of shareholder accounts

                                -    number of transactions

                                -    average assets

                Transfer and Dividend Disbursing Agent Agreement